EXHIBIT 99.1

Orange Bank & Trust Hires Michael Lesler as SVP, Controller & Chief Accounting Officer

MIDDLETOWN, N.Y. – December 29, 2021 — Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), parent company of Orange Bank & Trust Co. (the “Bank”) announces that Michael Lesler has joined the Company and the Bank as SVP, Controller and Chief Accounting Officer. Michael will report to Robert Peacock, EVP and Chief Financial Officer.

“We conducted an in-depth search to find the right leader to complement the bank’s senior team as we continue to grow,” said Michael Gilfeather, President & CEO of Orange Bank & Trust. “Michael has the right combination of experience, talent and enthusiasm for the job and we are delighted to have him join us.”

Michael joined the Bank with over 20 years in the banking industry including extensive senior leadership experience in financial and operational management. Most recently, he served as Executive Vice President and Chief Operating Officer for BCB Bank and prior to that, he served in the same position at Clifton Savings Bank. He also held the positions of Chief Financial Officer, Chief Operating Officer, President and Chief Executive Officer at Bank of New Jersey, where he served for 11 years.

“With such a strong foundation and progressive plans, I am excited to be a member of this dynamic senior management team,” said Lesler. “I look forward to the future of Orange Bank & Trust and being part of its success.”

Michael is active in the community and the banking industry.  He is a Board member of his local Boys & Girls Club and, additionally, he has served on the boards of the Clifton High School Booster Club, the DePaul Catholic Booster Club and the Clifton Little League. He earned a Bachelor of Science degree in Accounting from Rutgers University.  He has been a member of the New York State Society of CPAs and is a certified public accountant.

About Orange County Bancorp, Inc. and Orange Bank and Trust Company
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through conservative banking practices, ongoing innovation and an unwavering commitment to its community and business clientele to more than $2 billion in total assets. In recent years, Orange Bank & Trust has added branches in Rockland, Westchester and the Bronx.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as

“may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.